Exhibit 99.1

[Live, CEO Mark Frohnmayer]

I do sometimes have a pension for forward looking statements. I’m going to be making some of those forward looking statements today. Before we get rolling, I want to call your attention to our Safe Harbor disclaimer regarding forward looking statements. This note identifies risk factors that may cause our actual results to differ materially from the content of our forward looking statements for reasons that we cite in our SEC filings. Now on to the program.

Welcome to the RAMP. We are deeply honored that folks have traveled, some from very far away, to be here with us today. Some folks from the Netherlands, some from the East Coast. We’ve got Sandy Munro and his team out from Detroit, some of our amazing partners from California and elsewhere, to join folks from here in our own hometown of Eugene, as well as all of you joining us live by stream from around the world for Arcimoto’s most significant day since its beginning.

There is one true VIP, who was unable to make it today. She is Arcimoto’s first investor, after myself, one of our very earliest customers, and one of the two people that I actually owe my life to. And of course, I’m talking about my mom, Lynn. I wanted to put her on stage and have her give this speech because she’s a phenomenal public speaker. But instead I called her, and this is about a week ago, and I asked her for her advice about what I should say to everyone assembled here today. And she said, make sure to communicate two things.

First, she said you must remind them why Arcimoto exists, to help address the most pressing challenge facing all of life on this pale blue dot we call home. Fires, floods, superstorms, drought, the horror of armed conflict over fossil energy, accelerating species extinction. What was predicted when we started is now on the news every day. That’s why we’re here. The extreme urgency that fuels the rapidly accelerating pace of innovation on full display today, new factory leading core AV technology developments, product family enhancements, and the mandate to deliver true micro mobility, sustainable solutions to the world are driven by this “why”.

But let’s get to the fun stuff. I’ve got a lot of ground to cover. Much of what I’m going to talk about today is pretty high level. You can expect a slew of follow-on announcements in the coming weeks driving deeper on many of these points.

Welcome again to the RAMP. A year and a half ago, we laid out the wildly big hairy audacious goal of opening a second factory by the end of this year, that once at full capacity would be capable of producing 50,000 vehicles per year and further provide a replicable template for global expansion. At that time, we had neither a site capable of mass production nor a platform design that we could economically scale. Today, we are inside that facility. Today we will show in rendered form the next generation platform we will produce at scale here. And today for the very first time, you can see them lined up over there: production Arcimotos are being assembled here.

We took possession of this site last quarter. And for any of you who came to our Fall club rally, you drove around inside it. The transformation has been simply remarkable. The team has been working with extraordinary hustle. And this is not just the Arcimoto team, but our partners at Chambers Construction who’ve been just working through holidays to get this space dialed into Arcimoto’s requirements. The booting up of the plastics line in building D, the machine shop in Building C, both of which are available for tours after this program. And then the transition of the assembly line from the AMP into where we are here in building A. This is all just a part of Phase One of the two step push to true scale.

The initial impact of the transition to the ramp will be a significant increase in production capacity from what we’re building right now: the Fun Utility Vehicle and the full family of products that share its platform. Arcimoto more than doubled year over year production in 2020 and more than tripled year over year production in 2021. Even considering downtime, with the move over to the RAMP, we expect to triple production once again this year. And then we start taking the big steps up.

Before I dive fully into that future, I want to just take a few minutes to talk about the now and the incredible progress the team has made further developing the FUV product family in the market for Arcimoto. On the consumer front, the FUV and the Roadster continue to receive rave reviews from demo writers and journalists alike, adding confirmation to our belief that Arcimoto delivers the most joyful ride experience of any vehicle on the road and oversized utility on a lightweight platform.

As we begin to exit the pandemic mode that has gripped the world for the last two centuries, err two years, Arcimoto is hitting full throttle on our demo rental program. In order to maximize the number of people who get to enjoy our unique ride and drive exposure for the Arcimoto brand in the most capital efficient manner we can, with the long-term goal of turning that first time new user experience of a vehicle into a profit center for the company, instead of what is typically a big cost sink for a typical vehicle manufacturer.

Late last year, we began earmarking a significant portion of our limited production output into this program, and we plan to accelerate that this year. Our beachheads: Hawaii, California, Florida, combine to form both a massive market for our existing products relative to our scale of production and serve as thriving hubs of destination travel. We’ve announced several key rental partnerships already this year. And stay tuned. We have a lot more coming.

For our commercial and governmental fleet offerings, we’ve likewise made significant progress. Early trials of the Deliverator, the Rapid Responder, and the Flatbed have provided invaluable feedback as we aim for volume production of these products. And further, the move to the RAMP will finally give us the space to actually produce those product variants on the same assembly line. What we do right now, we actually have a separate facility where they go from the AMP to R&D, they get stall-built right now. This move is going to be a big win in terms of being able to build all of the different pieces of our product family in a much more efficient way.

At the same time, we’re working with ecosystem players to flesh out the full suite of offerings needed to really deliver commercial vehicles, and that includes broad service leasing options, so that fleets really have a turnkey solution for the market. And likewise expect much more on that front soon.

And when it comes to vehicle customization, I want to highlight one development the team came up with entirely on their own. Nobody, and I mean nobody, has been asking for this at all.

[Door video, COO Terry Becker]

Turns out the journey to incorporate doors onto an FUV… it takes a little bit of effort. We were not willing to go into production with the door that was just half-baked. We needed to test it, refine it, tool it up. We are here, and we do have them in production. They’re flowing into the factory. And we’re at the point now where we can start lining up appointments for the people that have been waiting out in the field. And we can take orders for new vehicles that need doors. And we have some pretty cool vinyl accents, paint concepts that are available as options. Doors are finally here. I am super stoked about that and so is the whole company and all of our followers out there.

[Live, CEO Mark Frohnmayer]

The doors and the recently launched golf bag carrier are just the beginning of Arcimoto’s accessories program. We have a number of additional prototype accessories in development from the Arcimoto sidecar to the splash guards and storage kits, many on display here today that will allow both consumer and fleet customers to really dial in their Arcimotos to meet their particular needs.

One final recent development that I’d like to highlight in particular, this is actually a program that began a little more than a year ago when devastating wildfires threatened our community and watershed. Our friends Zack and Jesse from the Now You Know YouTube channel, turned us on to a really clever approach for firefighting, using substantially less fluid than is typically used in conventional fire fighting ways. The question was: what if a very lightweight, nimble Rapid Responder could be outfitted in order to be first on the scene of a blaze with enough fire suppression power to handle everything from car fires to small house fires?

That initial discussion has evolved into Arcimoto’s Smokejumper initiative, and a multi-company team building a multi-platform comprehensive approach to fight fires. This video was shot just this last week of an Arcimoto Rapid Response vehicle and a novel pumping nozzle system that uses approximately three gallons of liquid to put out that blaze. We estimate that an Arcimoto equipped with this technology portfolio can carry the equivalent firefighting capacity of 300 gallons of water used in the traditional way. We plan to pilot Rapid Responders thus equipped this summer.

Now looking onto some of the more forward looking stuff: the torque vectoring system that we showcased with our friends at Stafl systems last summer that provides both a much lighter steering feel, and snappier torque off the line. When we showed it over the summer, it involved modifications to the vehicle hardware, wire harnesses, and a lot of extra stuff. That system is now up and running on stock Arcimoto hardware. And you can see that here and try it in action today. We expect that system will be feature complete later this spring. And then there will be a testing and validation period aiming for rolling out to our customers this fall.

And concurrent with the release of torque vectoring, we expect to release the first version of the Arcimoto app allowing FUV owners to power on their vehicles, perform diagnostics, connect directly with service, and that will also offer renters in our demo rental program to be able to just much more seamlessly rent Arcimoto vehicles.

On the battery front, we are now in the testing and verification process for modules built with the next generation cell from Farasis, our battery supplier. And we expect that this new cell will offer an incremental increase in vehicle range for all the products in the product family. And we are presently on track to move into production with this upgrade at the end of the quarter.

As we reiterate regularly, the vast majority of our engineering effort is to ramp up to mass production. And today, I’m going to give you just a little sneak peek at what’s next. The foundation of every Arcimoto we build is the platform. And the key to scaling production, first and foremost, is to make the platform more scalable. Here is a very first look, in computer rendered form, of that new platform.

You can see just the significant reduction in complexity. It’s basically, you know, this is major work done by Arcimoto, our partners at Munro and Associates, Stafl systems, Electric Goddess and many others. This is going to feature both mechanical refinements of the drive system, and then significant electrical system optimizations to drive down cost and improve manufacturability. We plan to build the first prototypes of the new platform this spring, validation testing starting in q3 and targeting production in quarter one of next year.

This 1.X program is what will really truly start to unlock the big steps up in scale. That 3x jump up that we plan for this year is a big jump actually, that alone is a lot of work. But what we’re planning for next year is a 7x increase beyond that, and then ultimately on the path to getting to maximum unit output capacity for this factory in 2025. I should add that while there will be minor benefits to the ride, you know, the big advantage is going to accrue to cost and scale of manufacture. And coincident with the launch of 1.X, we intend to bring the Rapid Responder, Deliverator, and Flatbed into series production on the new foundation.

The platform is Arcimoto’s fundamental product. It’s the many shots on goal approach that separates us from all of the other EV endeavors that we’ve seen to date. And ultimately, we see the platform itself as a key standalone part of the portfolio. As we look forward, we aim to make the platform accessible to a wide array of users: other vehicle makers, schools and research institutions, and EV enthusiasts. And today, we’re giving that effort in name. We call it the Arcimoto Platform Initiative, a true hardware API for sustainable transportation.

Last summer, our friends at Faction demonstrated a proof-of-concept driverless Arcimoto. Today, we are excited to announce that Faction is officially our first API partner. Their driverless delivery vehicle prototype is on display publicly for the very first time here today. And after the presentation, I encourage you to check it out in motion in the parking lot right on the other side of this wall.

All right. Who’s pumped? But wait, there’s more. Everything I just talked about is Phase One of the RAMP expansion plan. Phase Two of factory two is the big step beyond that. And that’s gonna include a new logistics hub on the site, the reconditioning of Building B, which is sort of the big breezeway that you all walked in, the land of the automated assembly line we’re designing with our partners at Munro and team, as well as an extensive tool-up of key parts, chassis, and body that we believe will allow us to achieve maximum unit throughput on this site in 2025, and launch the 1.X endgame robovalet mass market consumer vehicle we started teasing last year. For a team that has been running for 14+ years, the finish line is almost in sight.

Now let’s take a step back and look at the big picture. As a world, we are way behind the eight ball when it comes to emissions and the climate that we all depend on. The conventional wisdom in the EV world is that EV production is constrained by raw materials, precious metals and rare earths that go into the electric vehicle, drivetrain, and battery. But let’s unpack that for just a little bit.

It became public last week that General Motors’ new electric Hummer clocks in at a whopping 9063 pounds. Think about that for a second. That’s a vehicle that when driven alone, is more than 40 times the weight of its occupant. That is enough material to build two Model Ys. If we hit our targets, it’s enough material to build eight Fun Utility Vehicles, with the same amount of material. If we really want to accelerate the shift to sustainable mobility, and trust me we do, switching to electric is only one piece of this puzzle. Rightsizing the footprint of our rides is equally critical.

Now, an 8x improvement over General Motors’ flagship is a good start. But we think we can continue to push the envelope well beyond that. The FUV platform architecture yields stability by artful ballasting: positioning of the heavy elements to provide a really compelling and comfortable ride that is adaptable to a wide range of daily uses. For this reason, there’s a limit to how light we can make it. In order to make the next order of magnitude of weight reduction, cost reduction, efficiency improvements on a three wheeler, it needs to lean.

This is something I’ve known since starting Arcimoto, but at the time, every tilting three wheeled vehicle architecture I saw was either overly complex, expensive, or had strange corner cases that made it unstable. But as we built this venture throughout the last decade, I came to know another entrepreneur here in the Pacific Northwest, who made it his mission in life to crack the tilting three wheeled vehicle code. As we plied our respective three wheeled wares up and down the West Coast, we became friends and chatted repeatedly about the potential for collaboration, blending the electric vehicle experience of Arcimoto with the road-tested patented leaning technology Bob developed at Tilting Motor Works. When we saw the ebike market start to go to the moon during the pandemic, the locus of collaboration became very clear.

In the fall of 2020, we started a skunkworks project with Tilting Motor Works to explore an e-bike class product using this revolutionary technology. In Q1 of last year, we acquired Tilting Motor Works to accelerate that program, and today we are showing the fruits of this effort publicly for the very first time.

[MLM video]

[Live, CEO Mark Frohnmayer]

All right, well, that was a Version 2 prototype of the Mean Lean Machine. Looks pretty cool. But let’s see the real show pony. Welcome Bob Mighell!

[Chief Tilting Officer Bob Mighell rides Version 3 prototype Mean Lean Machine onto stage]

[Live, CEO Mark Frohnmayer]

Great work. I think it’s beautiful. I love it. And I want to give a shout out to our friends at Mercury Metals, our neighbors who helped us. They designed a kinetic sculpture in the frame like no other and then burned the midnight electrons to get it built. Larry, Nick, Joel, Ben: you guys are legends. Actually this vehicle is a collaborative effort of a ton of people. I’d love to thank them all but the team working on this has just been cranking forward on a project that we all really hold truly deep to us.

It’s an e-bike class vehicle unlike any other on the planet. Riding it feels like an extension of your body. Leo is the master bike builder featured in that video. I was talking to him the other night. He described it as “super you riding the perfect world.” And to think people accuse me of hypie taglines.

Anyway, the MLM is packed to the gills with new electric vehicle technology. We reinvented the wheel. Placing an Arcimoto designed hub motor wheel assembly on each of the three corners. We teamed up with some brilliant Tesla alums to develop a new pedal generator. That’s right, there’s no chain, there’s no belt, there’s no grease. The generator is your throttle. Super precise response to torque, as well as the ability to charge it up while it is parked. I mean, think for just a second how absurd it is to have a stationary exercise bike that you plug into the wall, right? In some places, you’re burning coal to burn fat. Not with this pelatrike.

Going back to the bar graph: one Hummer, two Teslas, eight FUVs; with the same amount of material we can build 100 Mean Lean Machines. This is the point I really want to hammer home: for transportation, micromobility IS sustainability.

The concept prototype that you see here is still in development. We’re aiming for a product launch proper at the end of the year. But if you want to be first in line, you can preorder starting today at Arcimoto.com/mlm. In the coming months, we’re gonna have a lot more to say about this product, including pricing, accessories for protection from the elements, storage options for delivery, and EV features that have never before been seen on vehicles in this class. As we bring the MLM to market, we think it is going to be a perfect fit for our demo rental experience model, offering another unique joyful ride through our destination channel.

Tech bit: at the heart of the MLM design is a powertrain program we call Micro Future Drive. This is a combination of next generation lightweight vehicle electronics and a new battery pack architecture. Together with our new wheel, these technologies form Arcimoto’s Platform 2, and the MLM is just the start. As with the MLM, we see entirely new takes on the classes of the scooter and Tuck Tuck, ultra light delivery bots and vehicles for folks who use wheelchairs and mobility scooters, all sharing the same fundamental EV technologies and components, and all utilizing the same fundamental software API as our platform 1.X products.

And regarding that new battery architecture for more than a year, Arcimoto and the brilliant team at Electric Goddess have been developing a new packing system for cylindrical format battery cells. This battery architecture forms the foundation of Micro Future Drive, but it has much wider implications over time, including supply chain redundancy as we scale, and range optionality for all of our products. We are aiming for the highest volumetric energy density, lowest cost, thermally safest, most scalable packaging architecture for cylindrical battery cells. The battery packing system that works for everything from micro EVs, to FUVs, to very large vehicles.

We’ve teamed up with DW Fritz, a world leader in advanced manufacturing automation, to design with us the automated production system for this next generation battery. And we’ve entered into an agreement with them to explore commercializing this combination in order to provide turnkey manufacturing solutions for other companies across the industry in need of next generation battery packs for their products.

On the homestretch, just two more things. Arcimoto’s quest for a truly sustainable transportation system is an ultra-marathon being run by a 250 strong team, who wear the brand, and a whole host of critical partners and suppliers, united in our common cause. A crew of world class builders, designers, engineers, and visionaries who have pledged our waking lives to this achievement. I want to just take a moment to thank every single one of you for all of the work that you have put in to get us to where we are today. And for your commitment to finishing the run.

And I should add that that run is powered by our stakeholders. Our investors, our customers, our cheerleaders. You guys are like the Gatorade that fuels that run. You are the true Arconauts, without whom none of this would be possible. For joining us on this quest, you have my deepest gratitude.

Okay, last bit. The reason my mom couldn’t be here today is because she is away greeting her first grandchild: the newest member of the Arcimoto family. Mom’s first missive to all assembled was to make sure that we are doing absolutely everything we can to be the best possible world for my first niece, Anahata, and for all of our future generations.

But the second thing she wanted to make sure that I communicated today… I wasn’t gonna forget, there were two things; was that sustainable transport doesn’t have to be a sacrifice. We’re building Disneyland on the road to save the planet and get groceries. The move away from the idea of the car is more fun, more nimble, less hassle, and more liveable for us all. We are Arcimoto. We make the best electric three wheelers in the world for a purpose. And now it’s time to RAMP IT UP.